Exhibit 99.2

cognizant

# Q1 2024

“During the first quarter, we delivered revenue above the high-end of our guidance range and continued to make progress against our strategic priorities. We have built upon our large deal momentum of 2023, signing eight deals during the quarter, each with a total contract value of at least $100 million. As our clients navigate an uncertain economic environment, we are adapting to the market dynamics by helping them achieve operational efficiencies, supporting their innovation agendas, and preparing them for AI-driven transformation across their businesses.”

**Ravi Kumar S | Chief Executive Officer**

## Revenue

**$4.8 billion**

Reported YoY ↓ 1.1%

Constant Currency YoY ↓ 1.2%

GAAP Operating Margin | 14.6%  Adjusted Operating Margin | 15.1%  GAAP EPS | $1.10  Adjusted Diluted EPS | $1.12

| Q1 2024 Cash Flow[1] | Cash Flow From Operations | Free Cash Flow | Q1 2024 Capital Return | Dividends | Share Repurchases |
|---|---|---|---|---|---|
| | $95M | $16M | | $151M<br>$0.30/share | $133M |

## Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY

Rest of World ↓ 8.5% ↓ 3.7%

Europe 0.0% ↓ 2.4%



$0.3
$1.0
$3.5

North America ↓ 0.7% ↓ 0.7%

## Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY

Communications, Media & Technology ↑ 5.2% ↑ 5.7%

Products & Resources ↑ 1.3% ↑ 0.9%



$1.4
$0.9
$1.1
$1.4

Financial Services ↓ 6.2% ↓ 6.5%

Health Sciences ↓ 1.2% ↓ 1.3%

## Employee Metrics

Total Employees 344,400

(3,300) QoQ

(7,100) YoY

Voluntary - Tech Services Attrition (Trailing 12-Month) 13.1%

Down 10 percentage points YoY

## Company Recognition



FORTUNE
AMERICA'S MOST INNOVATIVE COMPANIES
2024
statista

Named as of one Fortune's “America's Most Innovative Companies” for the second consecutive year



Linked in
TOP
2024
COMPANIES
India

Ranked #3 on LinkedIn's “Top Companies 2024” list for India

[1] Operating Cash Flow and Free Cash Flow include the negative impact from a previously disclosed $360 million payment made with the India tax authorities in connection with our ongoing appeal of a 2016 tax matter.

For non-GAAP financial reconciliations refer to Cognizant's 2024 first quarter earnings release issued on May 1, 2024, which accompanies this presentation and is available at investors.cognizant.com.